Exhibit 5.1




May 27, 1994



HON INDUSTRIES Inc.
414 E. Third Street
P.O. Box 1109
Muscatine, IA  52761-7109

Re:  1994 Members' Stock Purchase Plan

Ladies and Gentlemen:

I have acted as counsel for HON INDUSTRIES Inc., an Iowa corporation (the "Company"), in connection with the 1994 Members' Stock Purchase Plan (the "Plan"). I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereupon I am of the opinion that the shares of Common Stock, $1.00 par value per share, that may be issued or transferred and sold pursuant to the Plan will be, when issued or transferred and sold in accordance with the Plan, duly authorized, validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the shares to be issued and sold pursuant to the Plan under the Securities Act of 1933.

Sincerely,



/s/ Jeffrey D. Fick
Jeffrey D. Fick
Senior Counsel

JDF/jap